Exhibit 4.29

Dated 8 December 2015

PARAGON SHIPPING INC.

as Borrower

and

READING NAVIGATION CO.

DONNA MARINE CO. and

PROTEA INTERNATIONAL INC.

as Owners

and

THE BANKS AND FINANCIAL INSTITUTIONS

listed in the Schedule

as Lenders

and

COMMERZBANK AG

as Agent, as Arranger

and as Security Trustee

and

COMMERZBANK AG

as Swap Bank

SETTLEMENT AGREEMENT

Index

Clause		Page

1	Interpretation	2
2	Undertakings	2
3	Lenders’ Agreement	3
4	Representations and Warranties	4
5	Confidentiality and Non-Disclosure	4
6	Reservation of Rights	4
7	Incorporation of Loan Agreement Terms	5
8	Events of Default	5
9	Governing Law and Jurisdiction	5
Schedule 1 Amounts		6
Execution Pages		7

THIS AGREEMENT is made on 8 December 2015

PARTIES

(1)	PARAGON SHIPPING INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 (the "Borrower");

(2)	READING NAVIGATION CO. and PROTEA INTERNATIONAL INC., each a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia and DONNA MARINE CO., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 (together, the "Owners" and each an “Owner”);

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in the Schedule as Lenders (the "Lenders");

(4)	COMMERZBANK AG, acting through its office at Domstraβe 18, 20095, Hamburg, Germany (the "Agent");

(5)	COMMERZBANK AG, acting through its office at Domstraβe 18, 20095, Hamburg, Germany (the "Arranger");

(6)	COMMERZBANK AG, acting through its office at Domstraβe 18, 20095, Hamburg, Germany (the "Security Trustee"); and

(7)	COMMERZBANK AG, acting through its office at Kaiserstrasse 16, 60621, Frankfurt am Main, Germany (the "Swap Bank").

BACKGROUND

(A)	By a loan agreement dated 12 August 2011 (as amended and restated by two amending and restating agreements dated 8 February 2013 and 13 May 2015, respectively the “Loan Agreement”) and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Arranger, (v) the Security Trustee, and (vi) the Swap Bank, the Lenders have made available to the Borrower a secured term loan facility of (originally) up to US$57,000,000.

(B)	On 18 August 2011 the Lenders advanced to the Borrower the total amount of US$57,000,000 and as at the date of this Agreement, the principal amount of the loan facility outstanding is US$38,237,500.

(C)	The Borrower has requested that the Lenders consent to the sale of the Ships on the basis the expected sale proceeds are significantly less than the principal outstanding amount of the Loan as referred to in Recital (B) above.

(D)	The Lenders have, subject to the terms and conditions outlined in this Agreement, consented to the sale of the Ships and to the release of the Borrower, the Owners and the Approved Manager from their obligations under the Loan Agreement and the other Finance Documents in accordance with the terms of this Agreement.

(E)	This Agreement supersedes the settlement agreement dated 22 October 2015 entered into between the parties to this Agreement (the “Previous Settlement Agreement”) and neither party shall have any continuing obligations under the Previous Settlement Agreement.

IT IS AGREED AS FOLLOWS:

1	Interpretation

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions

"Buyer” means, Oldendorff Carriers GmbH & Co. KG Willy-Brandt-Allee 6, 23554 Luebeck, Germany;

"Expiry Date” means, in the case of:

(a)	“SAPPHIRE SEAS” and “DIAMOND SEAS”, 15 December 2015; and

(b)	“PEARL SEAS”, the Final Expiry Date;

"Final Expiry Date” means 15 January 2016;

"First Ship” means the first Ship to be sold and delivered to the Buyer;

“MOA” means, in respect of a Ship, the memorandum of agreement dated 9 November 2015 (as amended and/or supplemented from time to time) and made between the Owner of that Ship and the Buyer;

“Net Proceeds” means, in the case of:

(a)	“DIAMOND SEAS”, US$3,412,500;

(b)	“SAPPHIRE SEAS”, US$3,412,500; and

(c)	“PEARL SEAS, US$4,875,000;

“Purchase Price” means, in the case of:

(a)	“DIAMOND SEAS”, US$3,500,000;

(b)	“SAPPHIRE SEAS”, US$3,500,000; and

(c)	“PEARL SEAS”, US$5,000,000;

"Second Ship” means the second Ship to be sold and delivered to the Buyer;

"Third Ship” means the third Ship to be sold and delivered to the Buyer.

2	Undertakings

2.1	Each Owner and the Borrower jointly and severally undertake as follows:

(a)	to take all necessary actions within their control in order to ensure that all the Ships are irrevocably and unconditionally delivered to the Buyer by no later than the Expiry Date;

(b)	upon the successful delivery of a Ship to the Buyer, to ensure that the Net Proceeds for that Ship is paid to the Earnings Account of that Ship;

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(c)	to sell the Ships for cash on normal commercial arm’s length terms and for the Purchase Price relevant to it;

(d)	to keep the Agent regularly updated regarding the sale process of each Ship;

(e)	to send the Agent, promptly after the execution of the same, a copy of each MOA duly signed by the parties thereto;

(f)	to confirm in writing on or before the date of this Agreement that no outstanding claim or claims against the insurers or any Approved Charterer in connection with any Ship remains unpaid;

(g)	to ensure that upon receipt of the Net Proceeds of a Ship, such Net Proceeds are applied (and the Borrower and each Owner irrevocably and unconditionally authorise the Agent to make such application on their behalf) in prepayment of the Loan (with the Net Proceeds being applied pro rata against the then outstanding Repayment Instalments in each case in accordance with clauses 8.11, 8.13 and 8.14 of the Loan Agreement) Provided that if the aggregate of the Net Proceeds of all Ships is not applied in accordance with this Clause 2.1(g), the Lenders shall be entitled to demand payment of any accrued interest in respect of the amount prepaid in accordance with clause 8.9 of the Loan Agreement; and

(h)	to ensure that by no later than the Final Expiry Date, the Loan is prepaid by an amount equal to the aggregate of the Net Proceeds of all the Ships whose sale has been successfully completed.

3	Lenders’ Agreement

3.1	In consideration of the undertakings of the Borrower as set out in Clauses 2, the Creditor Parties agree as follows:

(a)	upon the conclusion of the sale of each Ship to the Buyer by no later than the Expiry Date (which for the purposes of this Clause 3.1(a) will be considered to occur upon the Agent receiving from its lawyers a confirmation that (a) the escrow release in respect of the payment of the deposit due under the MOA and (b) the protocol of delivery and acceptance concerning the balance due under the MOA have been signed by the relevant Owner and the Buyer, and have been unconditionally and irrevocably released to the Agent’s lawyers) determined in accordance with Clause 2, to release the Mortgage in respect thereof;

(b)	upon the conclusion of the sale of each Ship (but following the making of the applicable prepayment of the Loan determined in accordance with Clause 2.1(g) of this Agreement), the Lenders shall, subject to the Borrower being in compliance with its obligations under or in connection with this Agreement, reduce the Loan by the amounts set out in Schedule 1 to this Agreement and such amounts shall be applied against the Loan in inverse order of maturity (first in reduction of the Balloon Instalment);

(c)	upon the conclusion of the sale of all Ships and following the making of all the prepayments referred to in Clause 2.1 and after reduction of the Loan in accordance with Clause 3.1. (b) and provided that the Borrower has complied with all its obligations and undertakings under this Agreement, to (i) release the Borrower from its obligation to repay the Loan and any other obligations under the Loan Agreement, (ii) re-assign to the Borrower all Security Interests created by the Finance Documents to which it is a party, (iii) release the Owners from all their obligations under any Finance Document to which they are a party, (iv) re-assign to the Owners all Security Interests created by the Finance Documents to which each Owner is a party, (v) release the Approved Manager from all its obligations under the Manager’s Undertakings and (vi) re-assign to the Approved Manager all Security Interests created by the Manager’s Undertakings.

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4	Representations and Warranties

4.1	The Borrower and each Owner represent and warrant to the Agent as follows.

4.2	The Borrower and each Owner have taken all corporate action and obtained all consents necessary for them to execute this Agreement and to make all payments contemplated by, and to comply with, this Agreement.

4.3	All consents referred to in Clause 4.2 remain in force and nothing has occurred which makes it liable for revocation.

4.4	The execution by the Borrower and each Owner of this Agreement constitutes the Borrower’s and that Owner’s legal, valid and binding obligations enforceable against the Borrower and that Owner in accordance with its respective terms and/or will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of the Borrower or any Owner; or

(c)	any contractual or other obligation or restriction which is binding on the Borrower or any Owner or any of their assets.

4.5	No claims against any insurers or any Approved Charterer in respect of any Ship remain pending or unpaid.

5	Confidentiality and Non-Disclosure

5.1	The terms and conditions of this Agreement, including its existence, shall remain strictly private and confidential and shall not be disclosed by the parties to any third party (with the exception of their legal advisers or as required by law or regulation (including, but not limited to any applicable regulations of the US Securities Exchange Commission and the applicable accounting standards) or for the purposes of the enforcement of this Agreement and it is hereby agreed that the Borrower may make the following announcement in connection with the arrangements outlined in this Agreement:

“On 8 December 2015, Paragon Shipping Inc. entered into an agreement with Commerzbank AG for the full and final satisfaction of all amounts outstanding under a US$57,000,000 facility, of which approximately US$38,237,500 is currently outstanding, in exchange for the net sale proceeds of the mortgaged vessels, namely m.vs. “DIAMOND SEAS”, “PEARL SEAS” and “SAPPHIRE SEAS” (the “Vessels”). The Vessels have been committed for sale to an unaffiliated third party under separate Memoranda of Agreement and are expected to be delivered to their buyer by 12 February 2016.”.

6	Reservation of Rights

6.1	The terms of this Agreement shall be without prejudice to all of the Creditor Parties’ rights under the Loan Agreement and Finance Documents which rights the Creditor Parties fully reserve until due performance of all of the terms of this Agreement and any forbearance or delay by the Creditor Parties in exercising such rights shall in no way amount to or be construed as a waiver by the Creditor Parties of such rights.

6.2	For the avoidance of any doubt, the Borrower shall continue to remain liable in respect of all its obligations and liabilities under or in connection with the Loan Agreement until it is released pursuant to Clause 3.1(c).

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7	Incorporation of Loan Agreement Terms

7.1	The provisions of Clauses 20.2, 20.3 and 28 of the Loan Agreement shall apply (with all logical modifications) to this Agreement as if the references therein to “this Agreement” or “a/the Finance Document/s” were references to this Agreement.

8	Events of Default

8.1	The Borrower and each Owner acknowledge and agree that if any of them fails to satisfy any obligations undertaken by it under this Agreement in a timely manner or the Ships are not delivered to the Buyer by the relevant Expiry Date for reasons that are within the Borrower’s or any Owner’s control, such failure shall constitute an Event of Default entitling the Creditor Parties to take any of the actions referred to in Clause 19.2 of the Loan Agreement.

9	Governing Law and Jurisdiction

9.1	The terms of this Agreement shall be governed by and construed in accordance with English law and the terms of Clause 30 of the Loan Agreement shall apply (with all logical modifications) to this Agreement as if all references therein to “this Agreement” were references to this Agreement.

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Schedule 1

Amounts

	Debt Cut

First Ship	US$	2,500,000

Second Ship	US$	3,000,000

Third Ship	US$	21,037,500

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Execution Pages

BORROWER

EXECUTED and DELIVERED as a DEED	)
by PARAGON SHIPPING INC.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

OWNERS

EXECUTED and DELIVERED as a DEED	)
by READING NAVIGATION CO.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

EXECUTED and DELIVERED as a DEED	)
by DONNA MARINE CO.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

EXECUTED and DELIVERED as a DEED	)
by PROTEA INTERNATIONAL INC.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

LENDERS

EXECUTED and DELIVERED as a DEED	)
by COMMERZBANK AG	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

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AGENT

EXECUTED and DELIVERED as a DEED	)
by COMMERZBANK AG	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

ARRANGER

EXECUTED and DELIVERED as a DEED	)
by COMMERZBANK AG	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

SECURITY TRUSTEE

EXECUTED and DELIVERED as a DEED	)
by COMMERZBANK AG	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

SWAP BANK

EXECUTED and DELIVERED as a DEED	)
by COMMERZBANK AG	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

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